                                                                    Exhibit 2.19

                                VOTING AGREEMENT


     THIS VOTING AGREEMENT (this "Agreement"), dated March 31, 1999 (the "Effective Date"), is by and among CenterPoint Advisors, Inc., a Delaware corporation ("CenterPoint"), and the individuals and entities listed on the signature pages hereof each such individual a "Seller" and collectively, the "Sellers").

                                    PREAMBLE

     A. Concurrently herewith, CenterPoint, Holthouse Carlin and Van Trigt LLP, a California limited liability partnership ("HCVT"), the partners of HCVT which are corporations (the "Corporate Partners"), the stockholders of such Corporate Partners (the "Stockholders"), the limited liability company (the "LLC"), the partner of HCVT who is an individual ("Pass" and, collectively with the Corporate Partners, the "Partners"), the member of the LLC (the "Member"), seven wholly-owned transitory merger subsidiaries of CenterPoint (each a "Mergersub" and collectively, the "Mergersubs") and Pass Mergersub LLC, a limited liability company and wholly-owned subsidiary of CenterPoint ("Pass Mergersub") are entering into a Merger Agreement (as amended from time to time, the "Merger Agreement"; capitalized terms used but not otherwise defined herein have the meanings assigned in the Merger Agreement) pursuant to which each Mergersub will be merged with and into the corresponding Corporate Partner of the Company, with such Corporate Partner continuing as the surviving corporation and as a direct wholly-owned subsidiary of CenterPoint, and Pass will transfer her HCVT Interests to the LLC which will be merged with and into Pass Mergersub with Pass Mergersub being the surviving limited liability company and a direct wholly-owned subsidiary of CenterPoint (collectively, the "Merger").

     B. Pursuant to the Merger Agreement, HCVT will complete the Asset Transfer to a newly formed Delaware limited liability company ("Newco" or the "Company"), the Partners will dissolve HCVT and, in exchange for each of their HCVT Interests, will receive allocated interests in the Company (the "Company Interests").

     C. Each Corporate Partner owns all of the issued and outstanding shares of capital stock of his Corporate Partner (the "Shares" or "Corporate Partner Stock") as set forth opposite such Stockholder's name and signature on the signature page hereof. Such Stockholder's Corporate Partner is the Beneficial Owner of the percentage of the issued and outstanding HCVT Interests set forth opposite such Stockholder's name and signature on the signature page hereof. The Member owns all of the limited liability company interests of the LLC (the "LLC Interests") as set forth opposite her name. Pass owns the percentage of HCVT Interests set forth opposite her name and signature on the signature pages hereof.

     D. As an inducement and a condition to entering into the Merger Agreement, CenterPoint has required that the Sellers agree, and the Sellers have agreed, to enter into this Agreement.

                             STATEMENT OF AGREEMENT

     In consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, CenterPoint and the Sellers agree as follows:

     1. Provisions Concerning Corporate Partner Stock and LLC Interests. Each Seller hereby agrees that during the period commencing on the Effective Date and continuing until the first to occur of (a) the Effective Time or (b) the termination of the Merger Agreement in accordance with its terms, at any meeting of the holders of Corporate Partner Stock , LLC Interests or HCVT Interests, however called, or in connection with any written consent of the holders of Corporate Partner Stock, LLC Interests or HCVT Interests, such Seller shall vote (or cause to be voted) the Corporate Partner Stock, LLC Interests, Company Interests and HCVT Interests, as applicable, held of record or Beneficially Owned (as defined below) by such Stockholder and/or his Corporate Partner, such Member and/or her LLC Partner or by Pass individually, whether heretofore owned or hereafter acquired: (i) in favor of approval of the Merger, the Merger Agreement, the transactions contemplated by the Merger Agreement and any actions required in furtherance hereof and thereof; (ii) against any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of HCVT, the Company, any Company Subsidiary, any Corporate Partner, any Stockholder, the LLC, the Member or Pass under the Merger Agreement; and (iii) except as otherwise agreed to in writing in advance by CenterPoint, against the following actions (other than the Merger and the agreements and transactions contemplated by the Merger Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving HCVT, the Company, any Corporate Partner, the LLC or any Company Subsidiary; (B) a sale, lease or transfer of a material amount of assets of HCVT, the Company, any Corporate Partner, the LLC or any Company Subsidiary, or a reorganization, recapitalization, dissolution or liquidation of HCVT, the Company, any Corporate Partner, the LLC or any Company Subsidiary; (C) (1) any change in a majority of the individuals who constitute the board of directors of HCVT, the Company, any Corporate Partner, the LLC or any Company Subsidiary; (2) any change in the present capitalization of HCVT, the Company, any Corporate Partner, the LLC or any Company Subsidiary or any amendment of Organizational Documents of HCVT, the Company, any Corporate Partner, the LLC or any Company Subsidiary; (3) any other material change in HCVT's, the Company's, any Corporate Partner's, the LLC's or any Company Subsidiary's corporate structure or business; or (4) any other action which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or materially and adversely affect the Merger and the transactions contemplated by this Agreement and the Merger Agreement. Such Seller shall not enter into any agreement or understanding with any Person the effect of which would be inconsistent or violative of the provisions and agreements contained in
Section 1 or 2 of this Agreement. For purposes of this Agreement, "Beneficially Own", "Beneficially Owned" or "Beneficial Ownership" (or any other derivative of such terms) with respect to any securities shall mean having "beneficial ownership" of such securities as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including, without limitation, pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially

Owned by all other Persons with whom such Person would constitute a "group" within the meaning of Section 13(d)(3) of the Exchange Act.

     2. Other Covenants, Representations and Warranties. Each Stockholder (on behalf of himself and the Corporate Partner of which he is sole shareholder) and Pass (on behalf of herself and the LLC of which she is the sole member), as applicable, hereby represents and warrants to CenterPoint as follows:

          (a) Ownership of Corporate Partner Stock, LLC Interests and HCVT Interests. Such Stockholder is the sole record and Beneficial Owner of all of the issued and outstanding Corporate Partner Stock as set forth opposite such Stockholder's name on the signature pages hereof. Such LLC Partner is the sole record and Beneficial Owner of all of the LLC Interests as set forth opposite such Member's name on the signature pages hereof. Such Stockholder's Corporate Partner is the Beneficial Owner of the percentage of the issued and outstanding HCVT Interests set forth opposite such Stockholder's name on the signature pages hereof. Pass is the Beneficial Owner of the percentage of the issued and outstanding HCVT Interests set forth opposite her name on the signature pages hereof. Such HCVT Interests, together with the number of HCVT Interests set forth opposite each other Stockholder's Corporate Partner or Pass' name on the signature pages hereof, represent the requisite number of HCVT Interests required to approve the Merger, the Merger Agreement, the transactions contemplated by the Merger Agreement and any actions required in furtherance hereof and thereof. On the Effective Date, the Shares, LLC Interests and HCVT Interests set forth opposite such Seller's name on the signature pages hereof constitute all of the Shares, LLC Interests and HCVT Interests owned of record or Beneficially Owned by Pass or such Stockholder or his Corporate Partner or such Member or the LLC or as to which Pass or such Stockholder or his Corporate Partner or such Member or the LLC has voting power by proxy, voting agreement, voting trust or other similar instrument. Pass or such Stockholder or such Stockholder's Corporate Partner or such Member or the LLC has sole voting power and sole power to issue instructions with respect to the matters set forth in Section 1 of this Agreement, sole power of disposition, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares, LLC Interests and HCVT Interests as set forth opposite such Stockholder's, such Stockholder's Corporate Partner's, such Member's, such LLC Partner's or Pass' name on the signature pages hereof, with no limitations, qualifications or restrictions on such rights.

          (b) Power; Binding Agreement. Such Stockholder, such Stockholder's Corporate Partner, such Member, such LLC Partner and Pass have the legal capacity, power and authority to enter into and perform all of such Stockholder's, such Stockholder's Corporate Partner's, such Member's, such LLC Partner's and such individual's obligations under this Agreement. The execution, delivery and performance of this Agreement by such Stockholder, such Stockholder's Corporate Partner, such Member, such LLC Partner or

     Pass will not violate any other agreement to which such Stockholder, such Stockholder's Corporate Partner, such Member, such LLC Partner or Pass is a party including, without limitation, any voting agreement, stockholders agreement, voting trust, trust or similar agreement. This Agreement has been duly and validly executed and delivered by such Stockholder, such Stockholder's Corporate Partner, such Member, such LLC Partner and Pass and constitutes a valid and binding agreement of such Stockholder, such Stockholder's Corporate Partner, such Member, such LLC Partner, and Pass enforceable against such Stockholder, such Stockholder's Corporate Partner, such Member, such LLC Partner and Pass in accordance with its terms. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which such Stockholder, such Stockholder's Corporate Partner, such Member, such LLC Partner or Pass is trustee whose consent is required for the execution and delivery of this Agreement or the consummation by such Stockholder, Member and Pass of the transactions contemplated hereby. If such Stockholder, Member or Pass is married and such Stockholder's Shares or Member's LLC Interests or Pass' HCVT Interests constitute community property, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, such Stockholder's, Member's or Pass' spouse, enforceable against such person in accordance with its terms.

          (c) No Conflicts. (A) No filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by such Stockholder, such Stockholder's Corporate Partner, such Member, such LLC Partner or Pass and the consummation by such Stockholder, such Stockholder's Corporate Partner, such Member, such LLC Partner or Pass of the transactions contemplated hereby and (B) none of the execution and delivery of this Agreement by such Stockholder, such Stockholder's Corporate Partner, such Member, such LLC Partner, or Pass the consummation by such Stockholder, such Stockholder's Corporate Partner, such Member, such LLC Partner or Pass of the transactions contemplated by this Agreement or compliance by such Stockholder, such Stockholder's Corporate Partner, such Member, such LLC Partner or Pass with any of the provisions of this Agreement shall (1) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such Stockholder, such Stockholder's Corporate Partner, such Member, such LLC Partner or Pass is a party or by which such Stockholder's, such
     Stockholder's Corporate Partner's,  such Member's,   such LLC Partner's or
     Pass' properties or assets may be bound, or (2) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to such Stockholder, such Stockholder's Corporate Partner, such Member, such LLC Partner or Pass or any of such Stockholder's, such Stockholder's Corporate Partner's, such Member's, such LLC Partner's or Pass' properties or assets.

          (d) Accredited Investor. Each of the Sellers identified as an "accredited investor" on the signature pages hereof, represents and warrants to Mergersub and CenterPoint that such Seller (i) is an "1 accredited investor" as defined in Regulation D promulgated under the Securities Act, (ii) is able to bear the economic risk of an investment in the CenterPoint Common Stock acquired pursuant to the Merger Agreement and can afford to sustain a total loss of such investment, (iii) has such knowledge and experience in financial and business matters that such Seller is capable of evaluating the merits and risks of the proposed investment in the CenterPoint Common Stock and (iv) has had an adequate opportunity to ask questions and receive answers from the officers of CenterPoint concerning all matters relating to the transactions contemplated herein and in the Merger Agreement including, without limitation, the background and experience of the current and proposed officers and directors of CenterPoint, and the plans for the business and operation of CenterPoint.

          (e) Restriction on Transfer, Proxies and Non-Interference. Such Stockholder, such Stockholder's Corporate Partner, such Member, such LLC Partner and Pass shall not, directly or indirectly: (i) except as contemplated by the Merger Agreement, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of such Stockholder's Shares, such Stockholder's Corporate Partner's HCVT Interests, such Member's LLC Interests or Pass's HCVT Interests or any interest therein;
     (ii) except as contemplated by this Agreement, grant any proxies or powers of attorney, deposit any Shares, LLC Interests or HCVT Interests into a voting trust or enter into a voting agreement with respect to any Shares, LLC Interests or HCVT Interests; or (iii) take any action that would make any representation or warranty of such Stockholder, such Stockholder's Corporate Partner, such Member, such LLC Partner or Pass contained herein untrue or incorrect or have the effect of preventing or disabling such Stockholder, such Stockholder's Corporate Partner, such Member, such LLC Partner or Pass from performing such Stockholder's, such Corporate Partner's, such Member's, such LLC Partner's or Pass' obligations under this Agreement.

          (f) Reliance by CenterPoint. Such Stockholder, such Stockholder's Corporate Partner, such Member, such LLC Partner and Pass understand and acknowledge that CenterPoint is entering into the Merger Agreement in reliance upon such Stockholder's, such Stockholder's Corporate Partner's, such Member's, such LLC Partner's and Pass' execution and delivery of this Agreement.

     3. Further Assurances. From time to time, at CenterPoint's request and without further consideration, each Stockholder, each such Stockholder's Corporate Partner, the Member, the LLC or Pass shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

     4. Stop Transfer. Each Stockholder, each such Stockholder's Corporate Partner , the Member, the LLC and Pass agrees with, and covenants to, CenterPoint that neither such Stockholder, such Stockholder's Corporate Partner, the Member, the LLC Partner nor Pass shall request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of such Stockholder's Shares, such Stockholder's

Corporate Partner's HCVT Interests, the Member's LLC Interests or the Pass' HCVT Interests unless such transfer is made in compliance with this Agreement. Without limiting the covenants in Section 1, in the event of a stock dividend or distribution, or any change in Shares, LLC Interests or HCVT Interests by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or other equity interests or the like, the terms "Shares", "LLC Interests" and "HCVT Interests" shall be deemed to refer to and include the Shares, LLC Interests and HCVT Interests as well as all such stock dividends and distributions and any shares or other equity interests into which or for which any or all of the Shares, LLC Interests and HCVT Interests may be changed or exchanged.

     5. Termination. Except as otherwise provided herein, the covenants and agreements contained herein with respect to the Shares, LLC Interests and HCVT Interests shall terminate upon the earlier of (a) the termination of the Merger Agreement in accordance with its terms or (b) the Effective Time.

     6.   Miscellaneous.

          (a) Entire Agreement. This Agreement, the Merger Agreement and the other agreements contemplated herein or therein constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement.

          (b) Certain Events. Each Stockholder, each such Stockholder's Corporate Partner, the Member, the LLC and Pass agree that this Agreement and the obligations hereunder shall attach to such Stockholder's Shares, such Stockholder's Corporate Partners' HCVT Interests, such Member's LLC Interests and Pass' HCVT Interests and shall be binding upon any person or entity to which legal or Beneficial Ownership of such Shares, LLC Interests or HCVT Interests shall pass, whether by operation of law or otherwise, including, without limitation, such Stockholder's, such Stockholder's Corporate Partner's, such Member's , such LLC Partners' or Pass' respective heirs, guardians, administrators or permitted successors or assigns. Notwithstanding any such transfer of Shares, LLC Interests or HCVT Interests, the transferor shall remain liable for the performance of all obligations of the transferor under this Agreement.

          (c) Assignment. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other parties hereto, provided that CenterPoint may assign, in its sole discretion, its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of CenterPoint, but no such assignment shall relieve CenterPoint of its obligations hereunder if such assignee does not perform such obligations.

          (d) Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, with respect to any one or more Stockholders, such Stockholders' Corporate Partners or the Member and the

     LLC, except upon the execution and delivery of a written agreement executed by the parties hereto; provided, that any partner of the Company who agrees
                            --------  ----
     to be bound by the terms of this Agreement may become a signatory hereto without the agreement of any other party hereto, and thereafter such added partner shall be treated as a "Seller" for all purposes of this Agreement.

          (e) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent by nationally recognized expedited delivery service providing proof of delivery or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by notice given in accordance with this Section):

          If to a Stockholder, such Stockholder's Corporate
          Partner, the Member, the LLC or Pass:

                         At the address set forth
                         opposite such Stockholder's, Member's or Pass' name on the signature pages hereof with a copy to:

               Christensen, Miller, Fink, Jacobs, Glaser
                  Weil & Shapiro
               2121 Avenue of the Stars
               18/th/ Floor
               Los Angeles, California 90067
               Attn: Gary Jacobs, Esq.

          If to CenterPoint or Mergersub, to:

               CenterPoint Advisors, Inc.
               225 West Washington Street
               16th Floor
               Chicago, Illinois  60606
               Attn:  Robert S. Basten
                      Scott H. Lang

          with a copy to:

               Katten Muchin & Zavis
               525 West Monroe Street
               Chicago, Illinois  60661-3693
               Attn:  Howard S. Lanznar, Esq.

          (f) Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision of this Agreement in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

          (g) Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

          (h) Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any of such rights, powers or remedies by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

          (i) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

          (j) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of California, without giving effect to the principles of conflicts of law thereof.

          (k) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN CONNECTION WITH ANY ACTION, SUIT OR PROCEEDING IN CONNECTION WITH THIS AGREEMENT.

          (l) Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

          (m) Counterparts. This Agreement may be executed in counterparts via facsimile or otherwise, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same agreement.

          (n)  Recovery of Attorney's Fees.  In the event of any litigation
     between the   parties relating to this Agreement, the prevailing party
     shall be entitled to recover its reasonable attorney's fees and costs (including court costs) from the non-prevailing party, provided that if both parties prevail in part, the reasonable attorney's fees and costs shall be awarded by the court in such manner as it deems equitable to reflect the relative amounts and merits of the parties' claims.



                            *         *          *

       IN WITNESS WHEREOF, CenterPoint, Stockholders, the Corporate Partners,
       --------------------------------
the Member, the LLC and Pass have caused this Agreement to be duly executed as of the Effective Date.

CENTERPOINT ADVISORS, INC.


By:        /s/ Robert S. Basten
        -----------------------
        Robert S. Basten,
        Chief Executive Officer


                                                                                     PERCENTAGE
                                                                                      OF HCVT
                                                                                    PARTNERSHIP
                                                                                    INTERESTS
  STOCKHOLDERS                                        NUMBER OF                      OWNED BY
 AND CORPORATE                ACCREDITED   ADDRESS   BENEFICIALLY     CORPORATE      CORPORATE
   PARTNERS                    (Yes/No)              OWNED SHARES      PARTNER        PARTNER

/s/ Philip J. Holthouse
-----------------------
Philip J. Holthouse in his       Yes                                 Philip J.
 capacity as a Stockholder                                           Holthouse, An
 and as the duly                                                     Accountancy
 authorized President of                                             Corporation
 the Corporate Partner
 indicated

/s/ James S. Carlin
----------------------------
James S. Carlin in his          Yes                                  James S.
 capacity as a Stockholder                                           Carlin, An
 and as the duly                                                     Accountancy
 authorized President of                                             Corporation
 the Corporate Partner
 indicated



                                                                                     PERCENTAGE
                                                                                      OF HCVT
                                                                                    PARTNERSHIP
                                                                                    INTERESTS
  STOCKHOLDERS                                        NUMBER OF                      OWNED BY
 AND CORPORATE                ACCREDITED   ADDRESS   BENEFICIALLY     CORPORATE      CORPORATE
   PARTNERS                    (Yes/No)              OWNED SHARES      PARTNER        PARTNER

/s/ Zachary G. Shuman
----------------------------
Zachary G. Shuman in             Yes                                  Zachary G.
 his capacity as a                                                    Shuman, an
 Stockholder and as the                                               Accountancy
 duly authorized President                                            Corporation
 of the Corporate Partner
 indicated

/s/ Greggory J. Hutchins
----------------------------
Greggory J. Hutchins in         Yes                                  Greggory J.
 his capacity as a                                                   Hutchins, an
 Stockholder and as the                                              Accountancy
 duly authorized President                                           Corporation
 of the Corporate Partner
 indicated

/s/ Blake E. Christian
----------------------------
Blake E. Christian in his       Yes                                  Blake E.
 capacity as a Stockholder                                           Christian, an
 and as the duly                                                     Accountancy
 authorized President of                                             Corporation
 the Corporate Partner
 indicated




                                                                                     PERCENTAGE
                                                                                      OF HCVT
                                                                                    PARTNERSHIP
                                                                                    INTERESTS
  STOCKHOLDERS                                        NUMBER OF                      OWNED BY
 AND CORPORATE                ACCREDITED   ADDRESS   BENEFICIALLY     CORPORATE      CORPORATE
   PARTNERS                    (Yes/No)              OWNED SHARES      PARTNER        PARTNER

/s/ John E. Van Trigt
----------------------------
John E. Van Trigt in his                                             John E. Van
 capacity as a Stockholder                                           Trigt, an
 and as the duly                                                     Accountancy
 authorized President of                                             Corporation
 the Corporate Partner
 indicated
/s/ William Warburton
----------------------------
William Warburton in              No                                 William
 his capacity as a                                                   Warburton, an
 Stockholder and as the                                              Accountancy
 duly authorized President                                           Corporation
 of the Corporate Partner
 indicated




                                                                                  PERCENTAGE
                                                                                   OF HCVT
                                                                                  PARTNERSHIP
    MEMBER AND                 ACCREDITED            PERCENTAGE OF                 INTERESTS
     THE LLC                    Yes/No     ADDRESS    MEMBERSHIP                    OWNED BY
                                                       INTERESTS   THE LLC          THE LLC
/s/ Janet L. Pass
----------------------------
Janet L. Pass                     No                     100
in her capacity as a
 Member of the LLC




       PASS                    ACCREDITED   ADDRESS                               PERCENTAGE
                                   Yes/No                                          OF HCVT
                                                                                  PARTNERSHIP
                                                                                   INTERESTS
                                                                                   OWNED BY
                                                                                     PASS
/s/ Janet L. Pass
----------------------------
Janet L. Pass,                    No
 individually